Exhibit 99

News Release

Contact:	Charles R. Guarino
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS FIRST QUARTER EARNINGS FOR 2011

Clearfield, Pennsylvania – April 18, 2011

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the first quarter of 2011. Financial highlights as of and for the three months ended March 31, 2011 include the following:

•	Net income of $3.3 million, or $0.27 per diluted share, a 51.7% increase in net income and an 8.0% increase in diluted earnings per share over the three months ended March 31, 2010.

•	Returns on average assets and equity of 0.91% and 11.81%, respectively, compared to returns on average assets and equity of 0.72% and 12.04%, respectively, for the three months ended March 31, 2010.

•	Net interest income of $11.3 million, a 19.7% increase compared to the three months ended March 31, 2010.

•	Total loans of $792.6 million, an increase of $81.2 million, or 11.4% compared to March 31, 2010.

•	Deposits of $1,226.4 million, an increase of $193.9 million, or 18.8%, compared to March 31, 2010.

•	Total non-performing assets of $16.1 million, or 2.03% of loans + OREO as of March 31, 2011.

Joseph B. Bower, Jr., President and CEO, commented, “We were pleased with our earnings in the first quarter of 2011. While deposit growth exceeded loan growth in the first quarter, we believe that an improvement in the local economy could result in increased loan demand, which in turn could provide the foundation for increasing revenues and improved margin.”

Net Interest Income and Margin

During the three months ended March 31, 2011, net interest income increased $1.9 million, or 19.7%, compared to the three months ended March 31, 2010. Net interest margin on a fully tax equivalent basis was 3.53% for the three months ended March 31, 2011, compared to 3.57% for the three months ended March 31, 2010. Although earning assets continue to grow, these increases have been offset by decreases in the yield on earning assets as a result of the current interest rate environment. In addition, the composition of earning assets has shifted to a greater percentage of investment securities as deposit growth is exceeding loan growth.

Due to growth in core deposits, interest-bearing liabilities have grown significantly during the last twelve months. Interest-bearing deposits as of March 31, 2011 grew $164.2 million, or 17.9%, as compared to March 31, 2010. However, interest expense for the three months ended March 31, 2011 decreased by $332 thousand, or 7.0%, compared to the three months ended March 31, 2010 as a result of decreases in the cost of core deposits as well as the Corporation’s repayment and refinancing of long-term debt in 2010.

Asset Quality

During the three months ended March 31, 2011, CNB recorded a provision for loan losses of $777 thousand, as compared to a provision for loan losses of $585 thousand for the three months ended March 31, 2010. The increase was a result of increases in loss reserves, primarily in the commercial mortgage portfolio segment. One relationship comprising three commercial loans became impaired in the first quarter of 2011, resulting in an increase in non-accrual loans of $4.4 million. Based on CNB’s evaluation of the underlying collateral, no losses associated with this relationship are expected.

Non-Interest Income

Net securities gains realized during the three months ended March 31, 2011 were $74 thousand, compared to net realized securities gains of $432 thousand for the three months ended March 31, 2010. During the three months ended March 31, 2011 and 2010, an other-than-temporary impairment charge of $398 thousand and $784 thousand, respectively, was recorded in earnings on structured pooled trust preferred securities. CNB’s remaining exposure in structured pooled trust preferred securities is $1.8 million at March 31, 2011. Excluding the effects of these securities transactions, non-interest income was $2.5 million for the three months ended March 31, 2011, compared to $2.4 million for the three months ended March 31, 2010.

Non-Interest Expenses

Total non-interest expenses increased $164 thousand, or 2.0%, during the three months ended March 31, 2011 compared to the three months ended March 31, 2010. Salaries and benefits expenses increased $266 thousand, or 6.7%, during the three months ended March 31, 2011 compared to the three months ended March 31, 2010, primarily as a result of an increase in full-time equivalent employees from 286 at March 31, 2010 to 295 at March 31, 2011.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $1.5 billion that conducts business primarily through CNB Bank, the CNB’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a loan production office, a private banking division, and 26 full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank. More information about CNB and CNB Bank may be found on the internet at www.bankcnb.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements include, but are not limited to: changes in general business, industry or economic conditions or competition; changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; adverse changes or conditions in capital and financial markets; changes in interest rates; higher than expected costs or other difficulties related to integration of combined or merged businesses; the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions; changes in the quality or composition of CNB’s loan and investment portfolios; adequacy of loan loss reserves; increased competition; loss of certain key officers; continued relationships with major customers; deposit attrition; rapidly changing technology; unanticipated regulatory or judicial proceedings and liabilities and other costs; changes in the cost of funds, demand for loan products or demand for financial services; and other economic, competitive, governmental or technological factors affecting CNB’s operations, markets, products, services and prices. Some of these and other factors are discussed in CNB’s annual and quarterly reports previously filed with the SEC. Such factors could cause actual results to differ materially from those in the forward-looking statements.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation as of and for the three month periods ended March 31, 2011 and 2010.

	(unaudited) Three Months Ended March 31,

	2011	2010	%
	(Dollars in thousands, except share data)
Income Statement
Interest income	$15,694	$14,168	10.8%
Interest expense	4,395	4,727	-7.0%

Net interest income	11,299	9,441	19.7%
Provision for loan losses	777	585	32.8%

Net interest income after provision for loan losses	10,522	8,856	18.8%

Non-interest income
Wealth and asset management fees	415	395	5.1%
Service charges on deposit accounts	963	945	1.9%
Other service charges and fees	352	301	16.9%
Net realized and unrealized gains (losses) on securities for which fair value was elected	113	120	-5.8%
Mortgage banking	179	201	-10.9%
Bank owned life insurance	249	202	23.3%
Other	240	260	-7.7%

Total other-than-temporary impairment losses on available for sale securities	(398)	(784)	-49.2%
Less portion of loss recognized in other comprehensive income	—	—	NA

Net impairment losses recognized in earnings	(398)	(784)	-49.2%
Net realized gains on available-for-sale securities	74	432	-82.9%

Net impairment losses recognized in earnings and realized gains on available-for-sale securities	(324)	(352)	-8.0%

Total non-interest income	2,187	2,072	5.6%

Non-interest expenses
Salaries and benefits	4,243	3,977	6.7%
Net occupancy expense of premises	1,199	1,135	5.6%
FDIC insurance premiums	449	389	15.4%
Intangible amortization	—	25	-100.0%
Other	2,400	2,601	-7.7%

Total non-interest expenses	8,291	8,127	2.0%

Income before income taxes	4,418	2,801	57.7%
Income tax expense	1,141	641	78.0%

Net income	$3,277	$2,160	51.7%

Average diluted shares outstanding	12,233,122	8,782,545

Diluted earnings per share	$0.27	$0.25	8.0%
Cash dividends per share	$0.165	$0.165	0.0%

Payout ratio	61%	66%

Average Balances
Loans, net of unearned income	$791,899	$711,950
Total earning assets	1,331,200	1,093,946
Total deposits	1,205,263	995,537
Shareholders’ equity	110,965	71,742

Performance Ratios
Return on average assets	0.91%	0.72%
Return on average equity	11.81%	12.04%
Net interest margin (FTE)	3.53%	3.57%

Loan Charge-Offs
Net loan charge-offs	$386	$466
Net loan charge-offs / average loans	0.19%	0.26%

	(unaudited) March 31,	December 31,	(unaudited) March 31,	% change versus
	2011	2010	2010	12/31/10	3/31/10
	(Dollars in thousands, except share data)
Ending Balance Sheet
Loans, net of unearned income	$792,568	$794,562	$711,382	-0.3%	11.4%
Loans held for sale	6,059	4,451	3,321	36.1%	82.4%
Investment securities	565,266	503,028	390,556	12.4%	44.7%
FHLB and other equity interests	6,145	6,415	6,824	-4.2%	-10.0%
Other earning assets	15,899	15,665	7,624	1.5%	108.5%

Total earning assets	1,385,937	1,324,121	1,119,707	4.7%	23.8%

Allowance for loan losses	(11,224)	(10,820)	(9,914)	3.7%	13.2%
Goodwill	10,821	10,821	10,821	0.0%	0.0%
Other intangible assets	—	—	60	NA	-100.0%
Other assets	98,601	89,389	119,140	10.3%	-17.2%

Total assets	$1,484,135	$1,413,511	$1,239,814	5.0%	19.7%

Non interest-bearing deposits	$145,538	$140,836	$115,801	3.3%	25.7%
Interest-bearing deposits	1,080,868	1,022,032	916,691	5.8%	17.9%

Total deposits	1,226,406	1,162,868	1,032,492	5.5%	18.8%

Borrowings	110,539	106,507	101,124	3.8%	9.3%
Subordinated debt	20,620	20,620	20,620	0.0%	0.0%
Other liabilities	13,700	13,871	13,694	-1.2%	0.0%

Shareholders’ equity	112,870	109,645	71,884	2.9%	57.0%

Total liabilities and shareholders’ equity	$1,484,135	$1,413,511	$1,239,814	5.0%	19.7%

Ending shares outstanding	12,278,217	12,237,261	8,799,743

Book value per share	$9.19	$8.96	$8.17
Tangible book value per share (*)	$8.31	$8.08	$6.93

Capital Ratios
Tangible common equity / tangible assets (*)	6.93%	7.05%	4.96%
Leverage ratio	8.59%	8.81%	7.11%
Tier 1 risk based ratio	14.07%	14.13%	10.84%
Total risk based ratio	15.32%	15.38%	12.09%

Asset Quality
Non-accrual loans	$15,014	$11,926	$12,841
Loans 90+ days past due and accruing	666	889	1,727

Total non-performing loans	15,680	12,815	14,568
Other real estate owned	450	396	426

Total non-performing assets	$16,130	$13,211	$14,994

Non-performing assets / Loans + OREO	2.03%	1.66%	2.11%
Allowance for loan losses / Loans	1.42%	1.36%	1.39%

*	- Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

Shareholders’ equity	$112,870	$109,645	$71,884
Less goodwill	10,821	10,821	10,821
Less other intangible assets	—	—	60

Tangible common equity	$102,049	$98,824	$61,003

Total assets	$1,484,135	$1,413,511	$1,239,814
Less goodwill	10,821	10,821	10,821
Less other intangible assets	—	—	60

Tangible assets	$1,473,314	$1,402,690	$1,228,933

Ending shares outstanding	12,278,217	12,237,261	8,799,743

Tangible book value per share	$8.31	$8.08	$6.93
Tangible common equity/Tangible assets	6.93%	7.05%	4.96%